UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Soliciting Material Pursuant to § 240.14a-12

Opexa Therapeutics, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Shareholders,

You recently received proxy materials in connection with the Special Meeting of Shareholders of Opexa Therapeutics, Inc. to be held on September 19, 2017. According to our latest records, your PROXY VOTE for this meeting HAS NOT YET BEEN RECEIVED.

Opexa Therapeutics and Acer Therapeutics have entered into an Agreement and Plan of Merger and Reorganization. At the Special Meeting, you are being asked to approve the merger, the change in control, an amendment to the 2010 Incentive Plan, changing the Opexa corporate name to Acer Therapeutics, Inc. and the reverse stock split, each as described in the proxy statement/prospectus/information statement you recently received. It is extremely important that Opexa’s shareholders vote in favor of all proposals.

THE MERGER WILL NOT GO FORWARD UNLESS
THE MERGER, THE CHANGE IN CONTROL, THE INCENTIVE PLAN,
THE NAME CHANGE AND THE REVERSE STOCK SPLIT PROPOSALS ARE ALL APPROVED.

Reasons for the Merger

On October 28, 2016, Opexa announced that the Abili-T trial did not meet its primary endpoint of reduction in brain volume change (atrophy), nor did it meet the secondary endpoint of reduction of the rate of sustained disease progression. As a consequence of the negative results from the Abili-T trial, in late October 2016 Opexa’s board of directors began evaluating its strategic opportunities to maximize shareholder value, including the possibility of seeking a merger, a sale of the company or all or some of its assets, and/or a liquidation.

Opexa has chosen to combine with Acer following an extensive review of strategic alternatives. Acer’s lead asset, EDSIVO™, could be on the market within the next two years. This factor, together with Acer’s strategic vision, pipeline, the recently secured financing and Acer’s strong management team, provides Opexa shareholders with an opportunity for growth in the value of their shares.

Following the merger, Opexa and Acer believe that the merger will result in a late-stage clinical pharmaceutical company focused on the development and commercialization of therapeutics for patients with serious rare diseases with significant unmet medical needs. Opexa and Acer believe that the combined company will have the following potential advantages: (i) a differentiated, late-stage clinical product development pipeline; (ii) appropriate resources; (iii) an experienced management team; and (iv) the potential to access additional sources of capital.

What You Need to Do Now

Vote with Live Operator – Please call our proxy solicitor Advantage Proxy toll free at 1-877-870-8565 or collect at 1-206-870-8565.

Vote by Internet or Telephone - You may provide your proxy instructions via the Internet or Telephone by following the instructions on your proxy card or voting instruction form. You will need your control number which is located in the box next to the arrow on the proxy card or voting instruction form.

Vote by Mail – Please vote, sign and mail your proxy card in the envelope provided.

Thank you in advance for your support.

Neil Warma
President, CEO and Acting CFO